EXECUTION VERSION

Euro 140,000,000 TERM LOAN FACILITY AGREEMENT

dated March 7, 2016

for

AFFINIA GROUP INC.

as Borrower

with

MANN+HUMMEL INC.

as Lender

203403422.3

Table of Contents

1.	DEFINITIONS3
2.	THE FACILITY5
3.	PURPOSE5
4.	UTILISATION5
5.	REPAYMENT5
6.	PREPAYMENT AND CANCELLATION5
7.	INTEREST AND PAYMENT OF INTEREST6
8.	TAX GROSS-UP AND INDEMNITIES6
9.	COSTS AND EXPENSES6
10.	REPRESENTATIONS6
11.	UNDERTAKINGS8
12.	EVENTS OF DEFAULT AND ACCELERATION9
13.	CHANGES TO PARTIES11
14.	NOTICES11
15.	PARTIAL INVALIDITY AND UNINTENTIONAL GAPS13
16.	AMENDMENTS14
17.	CONFIDENTIALITY14
18.	GOVERNING LAW14
19.	JURISDICTION14
Schedule 1 Utilisation Request	16

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THIS AGREEMENT (the "Agreement") is dated March 7, 2016 and made between:

1.	AFFINIA GROUP INC., a Delaware corporation, as borrower (the "Borrower");
2.	MANN+HUMMEL INC., a Delaware corporation, as lender (the "Lender"),

each being a "Party" and together, the "Parties".

WHEREAS:

The Borrower and JPMORGAN CHASE BANK, N.A. as administrative agent, entered into a credit agreement together with the lenders and other parties party thereto dated 25 April 2013, as amended by the First Amendment dated 4 February 2014, as may be further amended, supplemented or otherwise modified from time to time (collectively, the “JPM Loan”);

The Tranche B-1 Maturity Date (as defined in the JPM Loan) is on 25 April 2016 and the Borrower needs funds to repay the amount due under the JPM Loan on such date; and

The Lender has agreed to lend funds to the Borrower to pay the required amount under the JPM Loan on the Tranche B-1 Maturity Date.

IT IS AGREED as follows:

1.	DEFINITIONS

"Available Commitment" means, in relation to the Facility, the Lender's Commitment under the Facility minus the amount of any outstanding Loans under the Facility.

"Availability Period" means the period from 7 March 2016 (including) to 31 December 2016 (including).

"BoA Loan" means the ABL credit agreement dated 25 April 2013, entered into between Affinia Group Intermediate Holdings Inc., the Borrower and certain of its subsidiaries, the lenders party thereto and Bank of America, N.A., as administrative agent, as amended by the First Amendment dated 4 February 2014, as may be further amended, supplemented or otherwise modified from time to time.

"Bond Indenture" means the indenture dated 25 April 2013, entered into between the Borrower, the guarantors party thereto and Wilmington Trust, National Association, as trustee, as may be amended, supplemented or otherwise modified from time to time.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Stuttgart, London and New York and which is a TARGET Day.

"Event of Default" means any event or circumstance specified as such in Clause 12 (Events of Default and Acceleration).

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"Facility" means the term loan facility made available under this Agreement.

"Interest Period" means, in relation to a Loan, the period starting on the Utilisation Date and ending on the Termination Date.

"Interest Rate" means:

a)	the Margin plus
b)	an interbank lending rate, agreed between the Parties to be zero.

"JPM Loan" is defined in the recital paragraphs.

"Loan" means a loan made or to be made under this Agreement or the principal amount outstanding for the time being of that loan.

"Margin" means 3.25 per cent per annum.

"Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

"Subsidiary" means with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, is Controlled by the person specified. For purposes of the preceding, the term "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling” and “Controlled" have meanings correlative thereto. For purposes of this Agreement, the term "Subsidiary" and "Control" shall be determined as of the date of this Agreement regardless of subsequent events.

"TARGET2" means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

"TARGET Day" means any day on which TARGET2 is open for the settlement of payments in euro.

"Termination Date" means 31 December 2016.

"Total Commitment" means the total amount the Lender shall make available to the Borrower under this Agreement, being at the date of this Agreement EUR 140,000,000.

"Tranche B-1 Term Loans" means the total outstanding amount of Tranche B-1 Term Loans (as defined in the JPM Loan), including without limitation accrued and unpaid interest and fees and expenses thereon, as of the Tranche B-1 Maturity Date (as defined in the JPM Loan).

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"Utilisation Date" means the date of a utilisation of the Facility, being the date on which the relevant Loan is to be made.

"Utilisation Request" means a notice substantially in the form set out in Schedule 1 (Utilisation Request).

2.	THE FACILITY

Subject to the terms of this Agreement the Lender makes available to the Borrower a term loan facility in an aggregate amount equal to the Total Commitment.

3.	PURPOSE
a)	The Borrower shall apply all amounts borrowed by it under the Facility solely towards repayment of the Tranche B-1 Term Loans.
b)

The Borrower undertakes to provide to the Lender, within five (5) Business Days after a utilisation of the Facility, evidence that all amounts utilised under the relevant Loan have been applied in accordance with the purpose of the Facility.

4.	UTILISATION
a)	The Borrower may utilise the Facility by delivery to the Lender of a duly completed Utilisation Request not later than five (5) Business Days before the proposed Utilisation Date.
b)	The proposed Utilisation Date may only be a Business Day within the Availability Period. The amount of the proposed Loan must be a minimum of EUR 5,000,000.
c)	The Borrower shall not make more than three (3) Utilisations.
5.	REPAYMENT

The Loans shall be repaid in full by the Borrower on the Termination Date at the latest or in accordance with Clause 6.2 (Voluntary cancellation or prepayment). The Borrower may not re-borrow any part of the Facility which is repaid or prepaid.

6.	PREPAYMENT AND CANCELLATION
6.1	Illegality

If, in any applicable jurisdiction, it becomes unlawful for the Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain any Loan, then, to the extent

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mandated by law, the Lender may, by notice to the Borrower, immediately cancel the Available Commitment and the Borrower shall, upon notice by the Lender, repay the Loans on or before the later of (i) the date mandated by such law or (ii) ten (10) Business Days following Borrower’s receipt of such repayment notice.

6.2	Voluntary cancellation or prepayment

The Borrower may, if it gives not less than five (5) Business Days’ notice to the Lender prepay the whole or part of any Loan (together with accrued interest on the amount prepaid) and/or cancel the whole or part of the Available Commitment, in any case without any prepayment premium or penalty.

7.	INTEREST AND PAYMENT OF INTEREST

The Loans shall bear interest at the Interest Rate and the Borrower shall pay to the Lender accrued interest on each Loan for the applicable Interest Period on the Termination Date or, if earlier, on the date the Borrower makes a prepayment pursuant to Clause 6.2 (Voluntary cancellation or prepayment).

8.	TAX GROSS-UP AND INDEMNITIES
a)

The Borrower shall make all payments to be made by it without deduction or withholding for or on account of any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) from a payment under this Agreement, unless such deduction is required by law.

b)

If such deduction is required by law to be made by the Borrower or the Lender, the amount of the payment due from the Borrower shall be increased to an amount which (after making this deduction) leaves an amount equal to the payment which would have been due if no such deduction had been required.

9.	COSTS AND EXPENSES

The Borrower shall within three (3) Business Days on demand pay the Lender the amount of all reasonable and documented costs and expenses (including legal fees) incurred by it in connection with the negotiation, preparation and execution of this Agreement not to exceed US$25,000 (or its equivalent in any other currency or currencies) in the aggregate.

10.	REPRESENTATIONS

The Borrower makes the representations and warranties set out in this Clause 10 to the Lender on the date of this Agreement.

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10.1	Status
a)	It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.
b)	It has the power to own its assets and carry on its business as it is being conducted.
10.2	Binding obligations

This Agreement constitutes valid, binding and enforceable obligations of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

10.3	Non-conflict with other obligations

The entry into and performance by it of this Agreement does not conflict with:

a)	any law or regulation applicable to it, except with respect to any conflict that would not materially impair its ability to perform its obligations under this Agreement;
b)	its constitutional documents; or
c)	any agreement or instrument binding upon it or any of its assets, except with respect to any conflict that would not materially impair its ability to perform its obligations under this Agreement.
10.4	Power and authority

It has the power to enter into and perform, and has taken all necessary action to authorise its entry into and performance of this Agreement.

10.5	Pari passu ranking

Its payment obligations under this Agreement rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

10.6	Repeating representations

The representations made by the Borrower under this Clause 10 shall be made by the Borrower by reference to the facts and circumstances then existing on the date of each Utilisation Request and each Utilisation Date, as applicable.

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11.	UNDERTAKINGS
11.1	Compliance with laws

The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under this Agreement.

11.2	Negative Pledge
a)	The Borrower shall not (and shall ensure that no Subsidiary will) create or permit to subsist any Security over any of its assets.
b)	Paragraph a) above does not apply to any Security below:
aa)	any Security existing on the date of this Agreement or any Security permitted under the terms of the JPM Loan, BoA Loan and/or Bond Indenture;
bb)

any Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security given by the Borrower other than indebtedness which has the benefit of Security permitted under paragraph aa) above) does not exceed US$1,000,000 (or its equivalent in another currency or currencies).

11.3	Financial indebtedness

The Borrower shall not (and shall ensure that no Subsidiary will) incur or allow to remain outstanding any financial indebtedness except for:

a)	financial indebtedness incurred under the JPM Loan, the BoA Loan and the Bond Indenture;
b)	financial indebtedness permitted under the terms of the JPM Loan, the BoA Loan and/or the Bond Indenture; and
c)

financial indebtedness, which (when aggregated with the amount of any other indebtedness not falling under paragraphs a) and b) above) does not exceed US$1,000,000 (or its equivalent in another currency or currencies).

11.4	Disposals

The Borrower shall not (and shall ensure that no Subsidiary will) sell, assign, lease, transfer or otherwise dispose of any material portion of any property or asset to any non-affiliated third party having a replacement cost in excess of: (i) the sum of US$5,000,000 (or its equivalent in another currency or currencies) at all times through midnight on July 31, 2016; or (ii) the sum of US$10,000,000 (or its equivalent in another currency or currencies) from and after 12:01 AM on August 1, 2016, provided, however, that neither of the limitations in clause (i) and (ii) shall

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apply to the sale, assignment, lease, transfer or other disposition of property or asset in the ordinary course of business or for the purpose of disposing of obsolete, worthless or damaged assets.

11.5	Change of business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower and its Subsidiaries from that carried on at the date of this Agreement.

11.6	Pari passu ranking

The Borrower shall ensure that its payment obligations under this Agreement rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

12.	EVENTS OF DEFAULT AND ACCELERATION

Each of the events or circumstances set out in this Clause 12 is an Event of Default (save for Clause 12.9 (Acceleration)).

12.1	Use of Loans

The Borrower is in breach of the express purpose of the Facility set out in Clause 3 (Purpose).

12.2	Other obligations

The Borrower does not comply with any provision of this Agreement, unless the failure to comply is capable of remedy and is remedied within thirty (30) days after the earlier of (i) the Lender giving a notice to the Borrower or (ii) the Borrower becoming aware of the failure to comply.

12.3	Misrepresentation

Any representation or statement made or deemed to be made by the Borrower in this Agreement is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

12.4	Cross default
a)	Subject to paragraph (c) below, the Borrower fails to pay any financial indebtedness when due nor within any originally applicable grace period.
b)

Subject to paragraph (c) below, any financial indebtedness of the Borrower is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

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c)

No Event of Default will occur under this Clause 12.4 if the aggregate amount of financial indebtedness or commitment for financial indebtedness falling within paragraphs a) and b) above is less than US$25,000,000 (or its equivalent in any other currency or currencies).

12.5	Insolvency
a)	The Borrower:
aa)	is unable or admits in writing its inability to pay its debts as they fall due; or
bb)	fails generally to pay its debts as they become due.
12.6	Insolvency proceedings
a)

An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking liquidation, reorganization or other relief in respect of the Borrower or its debts or of a substantial portion of its assets, under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or for a substantial part of its assets and, in any such case, the proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

b)

The Borrower shall voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph a) above, apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or for a substantial part of its assets, file an answer admitting the material allegations of a petition filed against it in any such proceeding, or make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of the Borrower (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in paragraph a) above or this paragraph b).

12.7	Creditors' process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Borrower having an aggregate value of US$25,000,000 (or its equivalent in any other currency or currencies) and is not discharged within 20 days.

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12.8	Unlawfulness

It is or becomes unlawful for the Borrower to perform any of its material obligations under this Agreement.

12.9	Acceleration

On and at any time after the occurrence of an Event of Default the Lender may, by notice to the Borrower:

a)	cancel the Total Commitment whereupon it shall immediately be cancelled; and
b)	declare that all or part of the Loans, together with accrued interest be immediately due and payable, whereupon they shall become immediately due and payable.
13.	CHANGES TO PARTIES
a)	The Lender may:
aa)	assign or pledge any of its rights (without transferring its obligations hereunder); or
bb)	transfer its contractual position as a whole or in part by way of assumption of contract (Vertragsübernahme),

to a bank, financial institution, security trustee, insurance company, or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets with the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed).

b)	The Borrower may not assign any of its rights or transfer any of its rights or obligations under this Agreement.
14.	NOTICES
a)

All notices and other communications that are required or may be given pursuant to this Agreement must be in writing and delivered in the accordance with the terms below to the Parties at the following addresses (or to the attention of such other person or such other address as any Party may provide to the other Party by notice in accordance with this Clause 14):

If to the Lender, to each of:

MANN+HUMMEL INC.

6400 S. Sprinkle Road

Portage MI 49002-9706, USA

Attention: Bill Liacone

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Email: bill.liacone@mann-hummel.com

and

MANN+HUMMEL International GmbH & Co.KG

Grönerstraße 50,

71636 Ludwigsburg, Germany

Attention: Jürgen Gabriel

Facsimile: +49 (7141) 98-2985

Email: Juergen.Gabriel@mann-hummel.com

and

MANN+HUMMEL International GmbH & Co.KG

Grönerstraße 50,

71636 Ludwigsburg, Germany

Attention: Christian Aue

Facsimile: +49 7141 98-18 2859

Email: Christian.Aue@mann-hummel.com

with a copy (which shall not constitute notice) to:

Gleiss Lutz

Taunusanlage 11

60329 Frankfurt am Main, Germany

Attention: Dr. Eva Reudelhuber

Facsimile: +49 69 95514-198

Email: eva.reudelhuber@gleisslutz.com

and

Manatt, Phelps & Phillips, LLP

7 Times Square

New York, NY 10036

Attention: Aydin S. Caginalp

Facsimile: 212-790-4545

Email: acaginalp@manatt.com

if to the Borrower, to each of:

Affinia Group Holdings Inc.

c/o Affinia Group Inc. – Legal Department

1 Wix Way

Gastonia, NC 28054 USA

Attention: David Sturgess and Maggie Drozd

Facsimile: +1 704-869-3493

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Email: dave.sturgess@affiniagroup.com

maggie.drozd@affiniagroup.com

and

Affinia Group Inc. – Chief Financial Officer

1 Wix Way

Gastonia, NC 28054 USA

Attention: Steven P. Klueg

Facsimile: +1 704-869-3493

Email: steve.klueg@affiniagroup.com

with a copy (which shall not constitute notice) to:

Chadbourne & Parke LLP

1301 Avenue of the Americas

New York, New York 10019-6022

Attention: Scott D. Berson, Esq.

Facsimile: + 1 646 710 1144

Email: sberson@chadbourne.com

b)	Any such notice or other communication will be deemed to have been given:
aa)	if personally delivered, when delivered, against a written receipt;
bb)	if sent by a nationally recognized overnight courier delivery service which guarantees next day delivery, one (1) Business Day after being so sent; and
cc)

if given by facsimile or email transmission, once such notice or other communication is transmitted to the facsimile number specified in this Clause 14 and the appropriate answer back or telephonic confirmation is received, or at the time and on the date of such email transmission, provided, that such notice or other communication is promptly thereafter delivered in accordance with the provisions of paragraphs aa) and bb) of this Clause 14.

dd)

Any notice or other communication given hereunder using any other means (including ordinary mail) shall not be deemed to have been duly received unless and until such notice or other communication actually is received by the individual for whom it is needed.

15.	PARTIAL INVALIDITY AND UNINTENTIONAL GAPS

The Parties agree that, should at any time, any provisions of this Agreement be or become void (nichtig), invalid or due to any reason ineffective (unwirksam), this will indisputably (unwiderlegbar) not affect the validity or effectiveness of the remaining provisions and this Agreement

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will remain valid and effective, save for the void, invalid or ineffective provisions, without any Party having to argue (darlegen) and prove (beweisen) the Parties' intent to uphold this Agreement even without the void, invalid or ineffective provisions.

The void, invalid or ineffective provision shall be deemed replaced by such valid and effective provision that in legal and economic terms comes closest to what the Parties intended or would have intended in accordance with the purpose of this Agreement if they had considered the point at the time of conclusion of this Agreement.

16.	AMENDMENTS/SIGNING

Any amendment, modification or waiver of the terms of this Agreement including an amendment of this Clause 16 shall be made in writing and signed by the Borrower and the Lender.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  All signatures of the parties to this Agreement may be transmitted by facsimile or electronic transmission in portable document format (.pdf), and such facsimile or .pdf will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

17.	CONFIDENTIALITY

The Parties agree to keep the terms and conditions of this Agreement confidential and not to disclose them to anyone, except with the explicit consent of the other party, as required by law or regulation (including, without limitation, any applicable United States securities laws), or in connection with the enforcement of this Agreement.  Notwithstanding the preceding sentence to the contrary, the Lender agrees that the Borrower may disclose the terms and conditions of this Agreement to the financing parties (and their counsel) under the JPM Loan, BoA Loan and/or the Bond Indenture to the extent required.

18.	GOVERNING LAW

This Agreement will be governed by and construed and interpreted in accordance with the substantive Laws of the State of New York, without giving effect to any conflicts of law, rule or principle that might require the application of the laws of another jurisdiction.

19.	CONSENT TO JURISDICTION SERVICE OF PROCESS

EACH PARTY HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK (A “SPECIFIC COURT”) AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT, ANY AGREEMENT DELIVERED IN CONNECTION

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HEREWITH OR THE TRANSACTION SHALL BE LITIGATED IN ONLY IN A SPECIFIED COURT. EACH PARTY HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF ANY SPECIFIED COURT AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, OR ANY OTHER DEFENSE THAT WOULD HINDER OR DELAY THE LEVY, EXECUTION OR COLLECTION OF ANY AMOUNT WHICH ANY PARTY HERETO IS ENTITLED PURSUANT TO ANY FINAL JUDGEMENT OF ANY SPECIFIED COURT HAVING JURISDICTION, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGEMENT RENDERED BY A SPECIFIED COURT IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY SPECIFIED COURT IN ANY SUCH ACTION OR PROCEEDING BY THE DELIVERY OF COPIES THEREOF BY A NATIONALLY RECOGNIZED OVERNIGHT COURIER DELIVERY SERVICE, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT. ANY SUCH SERVICE OF PROCESS SHALL BE EFFECTIVE UPON DELIVERY. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

20.	WAIVER OF JURY TRIAL

EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF RELATING TO THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

Schedule 1

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Utilisation Request

From:	AFFINIA GROUP INC.
To:	MANN+HUMMEL INC.
Dated:	[●]

Dear Sirs

EUR 140,000,000 Term Loan Facility Agreement
dated [●] (the "Facility Agreement")

3.

We refer to the Facility Agreement (as defined therein). This is a Utilisation Request. Terms defined in the Facility Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

4.	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)
Amount:	[●] or, if less, the Available Commitment

5.

We confirm that the representations in Clause 10 of the Facility Agreement are true in all material respects as of today and will be on the proposed Utilisation Date (subject to Clause 10.6 of the Facility Agreement).

6.	The proceeds of this Loan should be credited to [insert account details].

Yours faithfully

[●]

Authorised signatory

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SIGNATORIES

The Borrower

AFFINIA GROUP INC.
Address: Fax No: Attention:
Date:	___March 7, 2016___________
_/s/ Steven P. Klueg __________
Name:	Steven P. Klueg
Position:	Chief Financial Officer

The Lender

MANN+HUMMEL INC.
Address: Fax No: Attention:
Date:	_ March 7, 2016____________	Date:	_ March 7, 2016_________
	__/s/ William D. Liacone__		__/s/ Alfred Weber_____________
Name:	William D. Liacone	Name:	Alfred Weber
Position:	Group VP Americas	Position:	President & CEO

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